CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Russell E. Anderson, CPA
Russ Bradshaw, CPA
William R. Denney, CPA

To the Board of Directors
Lightbridge Corporation
11710 Plaza America Drive, Suite 2000
Reston, VA 20190

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-162671, 333-187659 and 333-204889 on Form S-3 and Registration Statement No. 333-135842 on Form S-8 of our report dated March 25, 2015, with respect to the financial statements of Lightbridge Corporation (the “Company”), appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/Anderson Bradshaw PLLC
Salt Lake City, Utah
March 15, 2016

5296 S. Commerce Dr
Suite 300
Salt Lake City, Utah
84107
USA
(T) 801.281.4700
(F) 801.281.4701

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